Exhibit 99.1

FOR FURTHER INFORMATION:

AT THE COMPANY:
Jeffrey P. Jorissen
Chief Financial Officer
(248) 208-2500

FOR IMMEDIATE RELEASE

   SUN COMMUNITIES, INC. REPORTS THIRD QUARTER 2005 RESULTS AND 2006 GUIDANCE

Southfield, MI, October 27, 2005 - Sun Communities, Inc. (NYSE: SUI), a real estate investment trust (REIT) that owns and operates manufactured housing communities, today reported third quarter results.

For the third quarter ended September 30, 2005, total revenues increased 3.3 percent to $50.2 million, compared with $48.6 million in the third quarter of 2004. Funds from operations (FFO) (1) was $10.5 million, $0.52 per diluted share/OP Unit, in the third quarter 2005 as compared to $11.6 million, $0.56 per diluted share/OP Unit, in the third quarter 2004. Net loss for the third quarter of 2005 was $(3.7) million or $(0.21) per common share, compared with net income of $0.6 million, or $0.03 per common share for the same period in 2004.

Per share results were adversely affected by loan losses at Origen Financial, Inc. (Origen) caused by Hurricanes Katrina and Rita which reduced Origen's contribution to the Company's earnings by $0.08 compared to the Company's forecast. Also impacting the quarter to the extent of $0.03 were expenses, principally legal, related to the previously disclosed SEC inquiry which relates primarily to the accounting for the Company's investment in SunChamp, LLC, from 2000 to 2002.

The Company has increased net revenue producing sites by 226 through September 30, 2005, compared to a loss of 298 sites during the comparable period in 2004. During the third quarter of 2005, the Company lost 168 revenue producing sites compared to 277 sites lost in the comparable prior year period.

For 121 communities owned throughout both years, total revenues increased 3.6 percent for the three months ended September 30, 2005 and expenses increased 1.3 percent, resulting in an increase in net operating income (NOI) (2) of 4.6 percent. Same property occupancy in manufactured housing sites increased from 85.0% at December 31, 2004 to 85.2% at September 30, 2005 (see Same Property Results table).

October 27, 2005
Page 2

The Company has continued growth of its rental program due to the supply of value-priced homes and the demand for rentals in its communities. During the third quarter, the Company rented 381 homes bringing the total number of rentals to 3,438 at September 30, 2005, as reflected in the accompanying table. Rental rates for the homes, including site rent, have increased by nearly 11% over the past twelve months and 68 homes that were formerly rentals have been sold in 2005 at an aggregate price in excess of their original aggregate cost.

Currently, the Company is conducting a detailed analysis of its properties and markets as a basis for the development of a strategic plan of community acquisitions and dispositions based on historic performance and the near-term outlook. The Company will then focus on the performance and operations of its remaining well-positioned portfolio.

"The quarter is one of mixed results. Fundamentals relating to rental increases and NOI were on budget or slightly strengthening. Net leased sites for the quarter and year to date while dramatically improved over the same period in 2004, reflect a loss for the quarter reducing the positive trends experienced during the first half," said Gary A. Shiffman, Chairman and Chief Executive Officer.

"While repossessions and industry fundamentals have neither worsened nor improved, management continues to focus on operational improvements, strategies, implementation of the rental and sales programs, and asset management," Shiffman added.

In 2004, the Company issued earnings guidance for five years through 2009 forecasting 8% to 10% compounded annual growth in FFO per share to the end of that period. This guidance was projected from a 2004 FFO per share of $2.57, before costs related to the Company's recapitalization, and was not expected to equal or exceed the 8% to 10% range initially. While 2005 results have been impacted by one-time items, the Company reaffirms its previous five-year guidance. The Company expects FFO 2006 results to be within the range of $2.87 to $2.95 per share. The Company expects net income per share to be affected by increased depreciation and interest that will largely offset improved operating results over the term of the guidance.

In addition the Company expects that the current annual dividend will approximate 96% of 2006 FFO reduced by recurring capital expenditures.

A conference call to discuss third quarter operating results will be held on October 27, 2005, at 11:00 A.M. Eastern Time. To participate, call toll-free 877-407-9039. Callers outside the U.S. or Canada can access the call at 201-689-8470. A replay will be available following the call through November 10, 2005, and can be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 outside the U.S. or Canada. The account number for the replay is 3055 and the ID number is 171406. The conference call will be available live on Sun Communities website www.suncommunities.com. Replay will also be available on the website.

October 27, 2005
Page 3

Sun Communities, Inc. is a real estate investment trust (REIT) that currently owns and operates a portfolio of 135 communities comprising approximately 47,320 developed sites and over 7,000 sites suitable for development mainly in the Midwest and Southeast United States.

(1) Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from net income. Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful.

     Because FFO excludes significant economic components of net income including depreciation and amortization, FFO should be used as an adjunct to net income and not as an alternative to net income. The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure. Other REITs may use different methods for calculating FFO and, accordingly, the Company's FFO may not be comparable to other REITs.

(2) Investors in and analysts following the real estate industry utilize net operating income ("NOI") as a supplemental performance measure. NOI is derived from revenues (determined in accordance with GAAP) minus property operating expenses and real estate taxes (determined in accordance with GAAP). NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income. Net income includes interest and depreciation and amortization which often have no effect on the market value of a property and therefore limit its use as a performance measure. In addition, such expenses are often incurred at a parent company level and therefore are not necessarily linked to the performance of a real estate asset. The Company believes that net operating income is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization and non-property specific expenses such as general and administrative expenses, all of which are significant costs, and therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

October 27, 2005
Page 4

                FOR MORE INFORMATION ABOUT SUN COMMUNITIES, INC.,
                   VISIT OUR WEBSITE AT WWW.SUNCOMMUNITIES.COM
                            -FINANCIAL TABLES FOLLOW-

This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. The words "will," "may," "could," "expect," "anticipate," "believes," "intends," "should," "plans," "estimates," "approximate" and similar expressions identify these forward-looking statements. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this press release. These risks and uncertainties may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those referenced under the headings entitled "Factors That May Affect Future Results" or "Risk Factors" contained in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company's expectations of future events.

                              SUN COMMUNITIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE PERIODS ENDED SEPTEMBER 30, 2005 AND 2004
                (Amounts in thousands except for per share data)
                                   (Unaudited)

                                                                    THREE MONTHS ENDED               NINE MONTHS ENDED
                                                                       SEPTEMBER 30,                   SEPTEMBER 30,
                                                               -----------------------------   -----------------------------
                                                                   2005            2004            2005            2004
                                                               -------------   -------------   -------------   -------------
REVENUES
Income from rental property                                    $      44,022   $      40,852   $     133,416   $     123,805
Revenue from home sales                                                6,008           4,786          14,136          14,723
Rental revenues, net                                                     660             351           1,327           1,138
Ancillary revenues, net                                                   36              38             606             364
Interest and other income (loss)                                        (479)          2,611           2,122           6,713
                                                               -------------   -------------   -------------   -------------
  Total revenues                                                      50,247          48,638         151,607         146,743

COSTS AND EXPENSES
Property operating and maintenance                                    11,722          10,687          34,166          30,829
Cost of home sales                                                     4,784           3,771          10,772          11,928
Real estate taxes                                                      3,801           3,504          11,373           9,991
General and administrative - rental property                           3,630           3,098          10,735           8,539
General and administrative - home sales and rentals                    1,826           1,410           4,875           4,465
Depreciation and amortization                                         13,525          10,944          40,011          32,946
Extinguishment of debt                                                     -               -               -          51,643
Deferred financing costs related to extinguished debt                      -               -               -           5,557
Interest                                                              15,179          12,873          44,499          34,376
Florida storm damage (recovery)                                            -             600            (555)            600
                                                               -------------   -------------   -------------   -------------
  Total expenses                                                      54,467          46,887         155,876         190,874
                                                               -------------   -------------   -------------   -------------
   Income (loss) from operations                                      (4,220)          1,751          (4,269)        (44,131)
Less income (loss) allocated to minority interest:
 Preferred OP Units                                                        -           1,109             961           3,328
 Common OP Units                                                        (495)             77            (618)         (5,562)
                                                               -------------   -------------   -------------   -------------
Income (loss) from continuing operations                              (3,725)            565          (4,612)        (41,897)
Income (loss) from discontinued operations                                 -             (11)            824             120
                                                               -------------   -------------   -------------   -------------
    Net income (loss)                                          $      (3,725)  $         554   $      (3,788)  $     (41,777)
                                                               =============   =============   =============   =============
Weighted average common shares outstanding:
 Basic                                                                17,746          18,100          17,775          18,480
                                                               =============   =============   =============   =============
 Diluted                                                              17,746          18,246          17,775          18,480
                                                               =============   =============   =============   =============
Basic earnings (loss) per share:
 Continuing operations                                         $       (0.21)  $        0.03   $       (0.26)  $       (2.27)
 Discontinued operations                                                   -            0.00            0.05            0.01
                                                               -------------   -------------   -------------   -------------
 Net income (loss)                                             $       (0.21)  $        0.03   $       (0.21)  $       (2.26)
                                                               =============   =============   =============   =============
Diluted earnings (loss) per share:
 Continuing operations                                         $       (0.21)  $        0.03   $       (0.26)  $       (2.27)
 Discontinued operations                                                   -            0.00            0.05            0.01
                                                               -------------   -------------   -------------   -------------
 Net income (loss)                                             $       (0.21)  $        0.03   $       (0.21)  $       (2.26)
                                                               =============   =============   =============   =============

              RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS
                FOR THE PERIODS ENDED SEPTEMBER 30, 2005 AND 2004
                (Amounts in thousands except for per share data)
                                   (Unaudited)

                                                                    THREE MONTHS ENDED               NINE MONTHS ENDED
                                                                       SEPTEMBER 30,                   SEPTEMBER 30,
                                                               -----------------------------   -----------------------------
                                                                    2005            2004            2005            2004
                                                               -------------   -------------   -------------   -------------
Net income (loss)                                              $      (3,725)  $         554   $      (3,788)  $     (41,777)
Adjustments:
          Depreciation and amortization                               14,166          11,195          41,930          33,109
          Valuation adjustment(3)                                        194            (180)            400             302
          Allocation of SunChamp losses(4)                                 -               -               -             300
          (Gain) loss on disposition of assets, net                      365                            (101)
          Income (loss) allocated to minority interest                  (495)             76            (504)         (5,546)
                                                               -------------   -------------   -------------   -------------
Funds from operations (FFO)                                    $      10,505   $      11,645   $      37,937   $     (13,612)
                                                               =============   =============   =============   =============
FFO - Continuing Operations                                    $      10,505   $      11,614   $      37,765   $     (13,878)
                                                               =============   =============   =============   =============
FFO - Discontinued Operations                                  $           -   $          31   $         172   $         266
                                                               =============   =============   =============   =============
Weighted average common shares/OP Units outstanding:
          Basic                                                       20,103          20,574          20,205          20,954
                                                               =============   =============   =============   =============
          Diluted                                                     20,242          20,720          20,357          20,954
                                                               =============   =============   =============   =============
Continuing Operations:
FFO per weighted average Common Share/OP Unit - Basic          $        0.52   $        0.56   $        1.87   $       (0.66)
                                                               =============   =============   =============   =============
FFO per weighted average Common Share/OP Unit - Diluted        $        0.52   $        0.56   $        1.86   $       (0.66)
                                                               =============   =============   =============   =============
Discontinued Operations:
FFO per weighted average Common Share/OP Unit - Basic          $           -   $        0.01   $        0.01   $        0.01
                                                               =============   =============   =============   =============
FFO per weighted average Common Share/OP Unit - Diluted        $           -   $        0.00   $        0.01   $        0.01
                                                               =============   =============   =============   =============

Total Operations:
FFO per weighted average Common Share/OP Unit - Basic          $        0.52   $        0.57   $        1.88   $       (0.65)
                                                               =============   =============   =============   =============
FFO per weighted average Common Share/OP Unit - Diluted        $        0.52   $        0.56   $        1.87   $       (0.65)
                                                               =============   =============   =============   =============

(3) The Company entered into three interest rate swaps and an interest rate cap agreement. The valuation adjustment reflects the theoretical noncash profit and loss were those hedging transactions terminated at the balance sheet date. As the Company has no expectation of terminating the transactions prior to maturity, the net of these noncash valuation adjustments will be zero at the various maturities. As any imperfection related to hedging correlation in these swaps is reflected currently in cash as interest, the valuation adjustments reflect volatility that would distort the comparative measurement of FFO and on a net basis approximate zero. Accordingly, the valuation adjustments are excluded from FFO. The valuation adjustment is included in interest expense.

(4) The Company acquired the equity interest of another investor in SunChamp in December 2002. Consideration consisted of a long-term note payable at net book value. Although the adjustment for the allocation of the SunChamp losses (based on SunChamp as a stand-alone entity) is not reflected in the accompanying financial statements, management believes that it is appropriate to provide for this adjustment because the Company's payment obligations with respect to the note are subordinate in all respects to the return of the members' equity (including the gross book value of the acquired equity) plus a preferred return. As a result, the losses that are allocated to the Company from SunChamp as a stand-alone entity under generally accepted accounting principles are effectively reallocated to the note for purposes of calculating FFO. A situation such as this is not contemplated in the NAREIT definition of FFO due to the unique circumstances of the transaction. Although not comparable to the precise NAREIT definition, the Company believes the inclusion of this item in its calculation of FFO to be appropriate as noted above.

                              SUN COMMUNITIES, INC.
                           SELECTED BALANCE SHEET DATA
                             (Amounts in thousands)

                                                                 (Unaudited)
                                                                SEPTEMBER 30,    DECEMBER 31,
                                                                    2005             2004
                                                                -------------    -------------
Investment in rental property before accumulated depreciation   $   1,443,614    $   1,380,553
Total assets                                                    $   1,319,745    $   1,403,167
Total debt                                                      $   1,104,328    $   1,078,442
Total minority interests and stockholders' equity               $     184,892    $     292,789

                              SUN COMMUNITIES, INC.
                  CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                FOR THE PERIODS ENDED SEPTEMBER 30, 2005 AND 2004
                             (Amounts in thousands)
                                   (Unaudited)

                                                                    THREE MONTHS ENDED               NINE MONTHS ENDED
                                                                       SEPTEMBER 30,                   SEPTEMBER 30,
                                                               -----------------------------   -----------------------------
                                                                   2005             2004             2005             2004
                                                               -------------   -------------   -------------   -------------
Net income (loss)                                              $      (3,725)  $         554   $      (3,788)  $     (41,777)
Unrealized income (loss) on interest rate swaps                        1,150          (1,616)          1,074            (242)
                                                               -------------   -------------   -------------   -------------
Comprehensive loss                                             $      (2,575)  $      (1,062)  $      (2,714)  $     (42,019)
                                                               =============   =============   =============   =============

                              SUN COMMUNITIES, INC.
                             ADDITIONAL INFORMATION

                              SAME PROPERTY RESULTS
                              ---------------------
                                   (thousands)

                    September YTD 2005 vs. September YTD 2004

      PERIOD                  REVENUES        EXPENSES          NOI
-------------------------   ------------    ------------    ------------
YTD 2005                    $    118,443    $     34,164    $     84,279
YTD 2004                    $    115,061    $     33,090    $     81,971
                            ------------    ------------    ------------
Change                      $      3,382    $      1,074    $      2,308
                            ============    ============    ============
Change                               2.9%            3.2%            2.8%

                    Third Quarter 2005 vs. Third Quarter 2004

      PERIOD                  REVENUES        EXPENSES          NOI
-------------------------   ------------    ------------    ------------
Q3 2005                     $     38,960    $     11,506    $     27,454
Q3 2004                     $     37,609    $     11,354    $     26,255
                            ------------    ------------    ------------
Change                      $      1,351    $        152    $      1,199
                            ============    ============    ============
Change                               3.6%            1.3%            4.6%

                       SAME PROPERTY OCCUPANCY STATISTICS
                       ----------------------------------

   September 30,    December 31,     September 30,
        2005            2004             2004
   -------------    ------------     -------------
            85.2%           85.0%             85.9%

                             RENTAL PROGRAM SUMMARY
                             ----------------------

                                              NINE MONTHS ENDED
                                                SEPTEMBER 30,
                                       -------------------------------
                                           2005               2004
                                       ------------       ------------
                                                (thousands)
Revenue                                $     14,674       $      7,717
                                       ------------       ------------
Expenses
  Payroll and commissions                     1,215                733
  Repairs and refurbishment                   2,105                806
  Taxes and insurance                           724                303
  Other                                         812                302
                                       ------------       ------------
    Total expenses                            4,856              2,144
                                       ------------       ------------
NOI                                    $      9,818(5)    $      5,573(5)
                                       ============       ============

Number of rentals, end of period              3,438              1,811
Cost of rental homes                   $     97,860       $     47,962
Weighted average monthly rental rate   $        636       $        575

(5)  Includes site rent included in Income from Rental Property.